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                                                                Exhibit 23(iii)




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report (relating to the financial statements of East Midlands Electricity plc) dated 20 March 1997, incorporated by reference in the Current Report on Form 8-K/A of Dominion Resources, Inc. dated March 20, 1997.




DELOITTE & TOUCHE

Deloitte & Touche
Chartered Accountants
London, England
11 September 1997